Exhibit 99.1

PerkinElmer Announces Financial Results for the Second Quarter of 2016

  Revenue of $573 million vs. guidance range of $570 million to $575 million
  GAAP earnings per share from continuing operations of $0.56; Adjusted earnings per share of $0.67
  GAAP operating profit margin of 12.4%; Adjusted operating profit margin of 17.5%
  GAAP gross margin expands 150 basis points; Adjusted gross margin expands 90 basis points
  Successfully completed €500 million senior notes offering
  Announces new eight million share repurchase authorization

WALTHAM, Mass.--(BUSINESS WIRE)--August 4, 2016--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the second quarter ended July 3, 2016.

The Company reported GAAP earnings per share from continuing operations of $0.56, as compared to $0.43 in the second quarter of 2015. GAAP revenue in the second quarter of 2016 was $572.7 million, as compared to $563.9 million in the comparable period of 2015. GAAP operating income from continuing operations for the second quarter of 2016 was $71.2 million, as compared to $68.1 million in the second quarter of 2015. Operating profit margin was 12.4% as a percentage of revenue, as compared to 12.1% for the same period a year ago.

Adjusted earnings per share was $0.67, as compared to $0.60 in the second quarter of 2015. Adjusted revenue for the quarter was $572.8 million, as compared to $564.1 million in the second quarter of 2015. Adjusted operating income for the second quarter of 2016 was $100.1 million, as compared to $95.8 million for the same period a year ago. Adjusted operating profit margin was 17.5% as a percentage of adjusted revenue, as compared to 17.0% for the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“I am pleased to report that PerkinElmer had a strong second quarter and year-to-date financial performance, as improved execution drove substantial margin expansion and cash flow generation while also funding a number of strategic growth investments,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We believe these investments, coupled with the strength of our productivity and efficiency initiatives, position us well to deliver solid financial results for the balance of 2016.”

Cash Flow

For the first six months of 2016, GAAP operating cash flow from continuing operations was $125.7 million, as compared to $101.2 million in the comparable period of 2015.

Financial Overview by Reporting Segment for the Second Quarter of 2016

Human Health

  Revenue of $353.5 million, as compared to $341.5 million for the second quarter of 2015 representing revenue growth of 4%. Organic revenue increased 6%.
  Operating income of $57.6 million, as compared to operating income of $60.5 million for the same period a year ago.

Environmental Health

  Revenue of $219.2 million, as compared to $222.4 million for the second quarter of 2015 representing revenue decline of 1%. Organic revenue declined 1%.
  Operating income of $25.6 million, as compared to operating income of $19.4 million for the same period a year ago.

Reiterates Financial Guidance – Full Year 2016

For the full year 2016, the Company reiterates its previous guidance of GAAP earnings per share from continuing operations in the range of $2.29 to $2.39 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.75 to $2.85.

Conference Call Information

The Company will discuss its second quarter results and its outlook for business trends in a conference call on August 4, 2016 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 43736451.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in the prospectus supplement for our most recent senior notes offering that we filed with the Securities and Exchange Commission on July 14, 2016. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.3 billion in 2015, has about 8,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Revenue	$572,667	$563,906	$1,111,351	$1,090,807

Cost of revenue	307,384	311,394	595,971	602,921
Selling, general and administrative expenses	153,994	146,742	301,539	292,615
Research and development expenses	35,007	32,683	68,792	64,803
Restructuring and contract termination charges, net	5,089	4,956	5,089	4,956

Operating income from continuing operations	71,193	68,131	139,960	125,512

Interest income	(127)	(132)	(237)	(341)
Interest expense	9,939	9,302	19,780	18,690
Gain on disposition of businesses and assets, net	(5,562)	-	(5,562)	-
Other expense, net	1,143	1,673	2,498	1,915

Income from continuing operations, before income taxes	65,800	57,288	123,481	105,248

Provision for income taxes	4,578	8,292	14,754	15,941

Income from continuing operations	61,222	48,996	108,727	89,307

Gain (loss) from discontinued operations, before income taxes	-	35	-	(2)
Loss on disposition of discontinued operations, before income taxes	(8)	(10)	(11)	(23)
(Benefit from) provision for income taxes on discontinued operations and dispositions	(2,643)	47	(2,607)	(26)

Gain (loss) from discontinued operations and dispositions	2,635	(22)	2,596	1

Net income	$63,857	$48,974	$111,323	$89,308

Diluted earnings per share:
Income from continuing operations	$0.56	$0.43	$0.98	$0.79

Gain (loss) from discontinued operations and dispositions	0.02	(0.00)	0.02	0.00

Net income	$0.58	$0.43	$1.01	$0.79

Weighted average diluted shares of common stock outstanding	109,844	113,833	110,520	113,636

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.56	$0.43	$0.98	$0.79
Amortization of intangible assets	0.17	0.17	0.34	0.35
Purchase accounting adjustments	0.04	0.02	0.06	0.06
Gain on disposition of businesses and assets, net	(0.05)	-	(0.05)	-
Mark to market on postretirement benefits	-	0.01	(0.00)	0.01
Restructuring and contract termination charges	0.05	0.04	0.05	0.04
Tax on above items	(0.10)	(0.08)	(0.17)	(0.16)
Adjusted EPS	$0.67	$0.60	$1.22	$1.10

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Six Months Ended
(In thousands, except percentages)		July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Human Health	Reported revenue	$353,477	$341,488	$685,919	$667,541
	Purchase accounting adjustments	176	195	351	464
	Adjusted Revenue	353,653	341,683	686,270	668,005

	Reported operating income from continued operations	57,592	60,531	112,319	116,413
	OP%	16.3%	17.7%	16.4%	17.4%
	Amortization of intangible assets	13,675	15,270	27,446	30,743
	Purchase accounting adjustments	4,512	225	6,037	525
	Acquisition-related costs	82	137	425	209
	Restructuring and contract termination charges, net	4,311	1,820	4,311	1,820
	Adjusted operating income	80,172	77,983	150,538	149,710
	Adjusted OP%	22.7%	22.8%	21.9%	22.4%

Environmental Health	Reported revenue	219,190	222,418	425,432	423,266

	Reported operating income from continued operations	25,596	19,422	51,193	30,768
	OP%	11.7%	8.7%	12.0%	7.3%
	Amortization of intangible assets	5,219	4,583	10,486	8,948
	Purchase accounting adjustments	264	1,617	398	6,467
	Acquisition-related costs	79	93	102	216
	Restructuring and contract termination charges, net	778	3,136	778	3,136
	Adjusted operating income	31,936	28,851	62,957	49,535
	Adjusted OP%	14.6%	13.0%	14.8%	11.7%

Corporate	Reported operating (loss) income	(11,995)	(11,822)	(23,552)	(21,669)
	Mark to market on postretirement benefits	-	832	(3)	1,066
	Adjusted operating loss	(11,995)	(10,990)	(23,555)	(20,603)

Continuing Operations	Reported revenue	$572,667	$563,906	$1,111,351	$1,090,807
	Purchase accounting adjustments	176	195	351	464
	Adjusted Revenue	572,843	564,101	1,111,702	1,091,271

	Reported operating income from continued operations	71,193	68,131	139,960	125,512
	OP%	12.4%	12.1%	12.6%	11.5%
	Amortization of intangible assets	18,894	19,853	37,932	39,691
	Purchase accounting adjustments	4,776	1,842	6,435	6,992
	Acquisition-related costs	161	230	527	425
	Mark to market on postretirement benefits	-	832	(3)	1,066
	Restructuring and contract termination charges, net	5,089	4,956	5,089	4,956
	Adjusted operating income	$100,113	$95,844	$189,940	$178,642
	Adjusted OP%	17.5%	17.0%	17.1%	16.4%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	July 3, 2016	January 3, 2016

Current assets:
Cash and cash equivalents	$248,083	$237,932
Accounts receivable, net	435,822	439,015
Inventories, net	300,262	288,028
Other current assets	94,780	68,186
Total current assets	1,078,947	1,033,161

Property, plant and equipment:
At cost	508,953	494,956
Accumulated depreciation	(341,757)	(327,927)
Property, plant and equipment, net	167,196	167,029
Marketable securities and investments	1,448	1,586
Intangible assets, net	454,407	490,811
Goodwill	2,272,202	2,276,149
Other assets, net	219,796	197,559
Total assets	$4,193,996	$4,166,295

Current liabilities:
Current portion of long-term debt	$1,147	$1,123
Accounts payable	156,442	152,726
Short-term accrued restructuring and contract termination charges	11,492	17,090
Accrued expenses and other current liabilities	390,000	388,446
Current liabilities of discontinued operations	2,100	2,100
Total current liabilities	561,181	561,485

Long-term debt	1,056,934	1,011,762
Long-term liabilities	487,678	482,607
Total liabilities	2,105,793	2,055,854

Total stockholders' equity	2,088,203	2,110,441
Total liabilities and stockholders' equity	$4,193,996	$4,166,295

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015
(In thousands)

Operating activities:
Net income	$63,857	$48,974	$111,323	$89,308
(Gain on) loss from discontinued operations, net of income taxes	(2,635)	22	(2,596)	(1)
Income from continuing operations	61,222	48,996	108,727	89,307
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Restructuring and contract termination charges, net	5,089	4,956	5,089	4,956
Depreciation and amortization	26,439	28,259	53,396	56,593
Stock-based compensation	5,958	4,206	9,911	8,193
Amortization of deferred debt financing costs and accretion of discounts	395	365	751	677
Gain from disposition of businesses and assets, net	(5,562)	-	(5,562)	-
Amortization of acquired inventory revaluation	265	1,617	396	6,467
Changes in assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(6,211)	(6,739)	6,233	30,843
Inventories	9,141	(10,829)	(6,639)	(33,327)
Accounts payable	(1,715)	10,794	2,501	(1,541)
Accrued expenses and other	(1,419)	(18,113)	(49,121)	(61,007)
Net cash provided by operating activities of continuing operations	93,602	63,512	125,682	101,161
Net cash provided by (used in) operating activities of discontinued operations	2,635	(42)	2,596	(27)
Net cash provided by operating activities	96,237	63,470	128,278	101,134

Investing activities:
Capital expenditures	(8,512)	(5,620)	(16,320)	(10,099)
Proceeds from surrender of life insurance policies	44	-	44	-
Changes in restricted cash balances	(2,000)	-	(2,000)	59
Proceeds from disposition of businesses	20,000	-	21,000	-
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	-	(14,116)	(10,484)	(18,735)
Net cash provided by (used in) investing activities	9,532	(19,736)	(7,760)	(28,775)

Financing Activities:
Payments on revolving credit facility	(120,000)	(151,000)	(195,000)	(249,000)
Proceeds from revolving credit facility	57,000	123,000	240,000	184,000
Settlement of cash flow hedges	(1,352)	7,905	1,278	23,468
Net (payments on) proceeds from other credit facilities	(278)	608	(553)	344
Payments for acquisition-related contingent consideration	(6)	-	(99)	-
Proceeds from issuance of common stock under stock plans	7,715	3,829	8,953	12,669
Purchases of common stock	(192)	(141)	(151,544)	(4,095)
Dividends paid	(7,631)	(7,923)	(15,474)	(15,799)
Net cash used in financing activities	(64,744)	(23,722)	(112,439)	(48,413)

Effect of exchange rate changes on cash and cash equivalents	(3,673)	3,234	2,072	(6,597)

Net increase in cash and cash equivalents	37,352	23,246	10,151	17,349
Cash and cash equivalents at beginning of period	210,731	168,924	237,932	174,821
Cash and cash equivalents at end of period	$248,083	$192,170	$248,083	$192,170

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	July 3, 2016		June 28, 2015

Adjusted revenue:
Revenue	$572.7		$563.9
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$572.8		$564.1

Adjusted gross margin:
Gross margin	$265.3	46.3%	$252.5	44.8%
Amortization of intangible assets	8.4	1.5%	10.8	1.9%
Purchase accounting adjustments	0.5	0.1%	1.8	0.3%
Adjusted gross margin	$274.1	47.9%	$265.1	47.0%

Adjusted SG&A:
SG&A	$154.0	26.9%	$146.7	26.0%
Amortization of intangible assets	(10.3)	-1.8%	(8.9)	-1.6%
Purchase accounting adjustments	(4.3)	-0.8%	(0.0)	0.0%
Acquisition-related costs	(0.2)	0.0%	(0.2)	0.0%
Mark to market on postretirement benefits	-	0.0%	(0.8)	-0.1%
Adjusted SG&A	$139.2	24.3%	$136.7	24.2%

Adjusted R&D:
R&D	$35.0	6.1%	$32.7	5.8%
Amortization of intangible assets	(0.2)	0.0%	(0.1)	0.0%
Adjusted R&D	$34.8	6.1%	$32.6	5.8%

Adjusted operating income:
Operating income	$71.2	12.4%	$68.1	12.1%
Amortization of intangible assets	18.9	3.3%	19.9	3.5%
Purchase accounting adjustments	4.8	0.8%	1.8	0.3%
Acquisition-related costs	0.2	0.0%	0.2	0.0%
Mark to market on postretirement benefits	-	0.0%	0.8	0.1%
Restructuring and contract termination charges, net	5.1	0.9%	5.0	0.9%
Adjusted operating income	$100.1	17.5%	$95.8	17.0%

	PKI
	Three Months Ended
	July 3, 2016		June 28, 2015

Adjusted EPS:
GAAP EPS	$0.58		$0.43
Discontinued operations, net of income taxes	0.02		(0.00)
GAAP EPS from continuing operations	0.56		0.43
Amortization of intangible assets	0.17		0.17
Purchase accounting adjustments	0.04		0.02
Acquisition-related costs	0.00		0.00
Gain on disposition of businesses and assets, net	(0.05)		-
Mark to market on postretirement benefits	-		0.01
Restructuring and contract termination charges	0.05		0.04
Tax on above items	(0.10)		(0.08)
Adjusted EPS	$0.67		$0.60

	Human Health
	Three Months Ended
	July 3, 2016		June 28, 2015

Adjusted revenue:
Revenue	$353.5		$341.5
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$353.7		$341.7

Adjusted operating income:
Operating income	$57.6	16.3%	$60.5	17.7%
Amortization of intangible assets	13.7	3.9%	15.3	4.5%
Purchase accounting adjustments	4.5	1.3%	0.2	0.1%
Acquisition-related costs	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	4.3	1.2%	1.8	0.5%
Adjusted operating income	$80.2	22.7%	$78.0	22.8%

	Environmental Health
	Three Months Ended
	July 3, 2016		June 28, 2015

Revenue:
Revenue	$219.2		$222.4

Adjusted operating income:
Operating income	$25.6	11.7%	$19.4	8.7%
Amortization of intangible assets	5.2	2.4%	4.6	2.1%
Purchase accounting adjustments	0.3	0.1%	1.6	0.7%
Acquisition-related costs	0.1	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	0.8	0.4%	3.1	1.4%
Adjusted operating income	$31.9	14.6%	$28.9	13.0%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Six Months Ended
	July 3, 2016		June 28, 2015

Adjusted revenue:
Revenue	$1,111.4		$1,090.8
Purchase accounting adjustments	0.4		0.5
Adjusted revenue	$1,111.7		$1,091.3

Adjusted gross margin:
Gross margin	$515.4	46.4%	$487.9	44.7%
Amortization of intangible assets	16.9	1.5%	21.5	2.0%
Purchase accounting adjustments	0.8	0.1%	7.0	0.6%
Mark to market on postretirement benefits	(0.0)	0.0%	0.2	0.0%
Adjusted gross margin	$533.0	47.9%	$516.6	47.3%

Adjusted SG&A:
SG&A	$301.5	27.1%	$292.6	26.8%
Amortization of intangible assets	(20.7)	-1.9%	(17.9)	-1.6%
Purchase accounting adjustments	(5.7)	-0.5%	(0.0)	0.0%
Acquisition-related costs	(0.5)	0.0%	(0.4)	0.0%
Mark to market on postretirement benefits	-	0.0%	(0.8)	-0.1%
Adjusted SG&A	$274.7	24.7%	$273.4	25.1%

Adjusted R&D:
R&D	$68.8	6.2%	$64.8	5.9%
Amortization of intangible assets	(0.4)	0.0%	(0.2)	0.0%
Adjusted R&D	$68.4	6.2%	$64.6	5.9%

Adjusted operating income:
Operating income	$140.0	12.6%	$125.5	11.5%
Amortization of intangible assets	37.9	3.4%	39.7	3.6%
Purchase accounting adjustments	6.4	0.6%	7.0	0.6%
Acquisition-related costs	0.5	0.0%	0.4	0.0%
Mark to market on postretirement benefits	(0.0)	0.0%	1.1	0.1%
Restructuring and contract termination charges, net	5.1	0.5%	5.0	0.5%
Adjusted operating income	$189.9	17.1%	$178.6	16.4%

	PKI
	Six Months Ended
	July 3, 2016		June 28, 2015

Adjusted EPS:
GAAP EPS	$1.01		$0.79
Discontinued operations	0.02		0.00
GAAP EPS from continuing operations	0.98		0.79
Amortization of intangible assets	0.34		0.35
Purchase accounting adjustments	0.06		0.06
Acquisition-related costs	0.00		0.00
Gain on disposition of businesses and assets, net	(0.05)		-
Mark to market on postretirement benefits	(0.00)		0.01
Restructuring and contract termination charges	0.05		0.04
Tax on above items	(0.17)		(0.16)
Adjusted EPS	$1.22		$1.10

	PKI
			Twelve Months Ended
			January 1, 2017
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.29 - $2.39
Amortization of intangible assets			0.67
Purchase accounting adjustments			0.06
Gain on disposition of businesses and assets, net			(0.05)
Mark to market on postretirement benefits			(0.00)
Restructuring and contract termination charges			0.05
Tax on above items			(0.27)
Adjusted EPS			$2.75 - $2.85

	Human Health
	Six Months Ended
	July 3, 2016		June 28, 2015

Adjusted revenue:
Revenue	$685.9		$667.5
Purchase accounting adjustments	0.4		0.5
Adjusted revenue	$686.3		$668.0

Adjusted operating income:
Operating income	$112.3	16.4%	$116.4	17.4%
Amortization of intangible assets	27.4	4.0%	30.7	4.6%
Purchase accounting adjustments	6.0	0.9%	0.5	0.1%
Acquisition-related costs	0.4	0.1%	0.2	0.0%
Restructuring and contract termination charges, net	4.3	0.6%	1.8	0.3%
Adjusted operating income	$150.5	21.9%	$149.7	22.4%

	Environmental Health
	Six Months Ended
	July 3, 2016		June 28, 2015

Revenue:
Revenue	$425.4		$423.3

Adjusted operating income:
Operating income	$51.2	12.0%	$30.8	7.3%
Amortization of intangible assets	10.5	2.5%	8.9	2.1%
Purchase accounting adjustments	0.4	0.1%	6.5	1.5%
Acquisition-related costs	0.1	0.0%	0.2	0.1%
Restructuring and contract termination charges, net	0.8	0.2%	3.1	0.7%
Adjusted operating income	$63.0	14.8%	$49.5	11.7%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
July 3, 2016
Organic revenue growth:
Reported revenue growth	2%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	-1%
Organic revenue growth	3%

Human Health
Three Months Ended
July 3, 2016
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	-2%
Organic revenue growth	6%

Environmental Health
Three Months Ended
July 3, 2016
Organic revenue growth:
Reported revenue growth	-1%
Less: effect of foreign exchange rates	-2%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	-1%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with U. S. generally accepted accounting principles (“GAAP”). However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition-related costs, significant litigation matters, significant environmental charges, gain on disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair values of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition-related expenses—we incur legal, due diligence, and other costs related to acquisitions. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.

  Gain on disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, gain on disposition of businesses and assets, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com